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                                                            EXHIBIT 23.9




                          CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 13, 1995, with the respect to the financial statements of Signet Paging of Charlotte included in the Registration Statement (Form S-3 No. 333-03223) and the related Prospectus for ProNet Inc.
dated                      .

We also consent to the incorporation by reference to the use of our report dated April 13, 1995, with respect to the financial statements of Signet Paging of Charlotte, Inc., in the following Registration Statements of ProNet
Inc.:

        Form S-8     No. 33-18977     1987 Stock Option Plan

        Form S-8     No. 33-52606     1987 Stock Option Plan

        Form S-8     No. 33-80382     1994 Stock Option Plan

        Form S-8     No. 33-81220     Non-Employee Director Stock
                                       Option Plan

        Form S-8     No. 33-66193     1995 Long Term Incentive Plan

        Form S-3     No. 33-61279     2,000,000 Shares registered




                                       /s/  GREER & WALKER, L.L.P.
                                       --------------------------------------
                                            Greer & Walker, L.L.P.


May 29, 1996
Charlotte, North Carolina